Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2010, relating to the financial statements and financial statement schedule of McAfee, Inc. and subsidiaries and the effectiveness of McAfee, Inc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of McAfee, Inc. for the year ended December 31, 2009.
     /s/ Deloitte & Touche LLP
San Jose, California
August 6, 2010